AMENDMENT NUMBER ONE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NUMBER ONE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December [__], 2019, by and among LA-Z-BOY INCORPORATED, a Michigan corporation (the “Parent”), ENGLAND, INC., a Michigan corporation, LA-Z-BOY CANADA LIMITED, an Ontario corporation, LA-Z-BOY CASEGOODS, INC., a North Carolina corporation, and LZB MANUFACTURING, INC., a Michigan corporation (each, a “Subsidiary Borrower” and collectively, the “Subsidiary Borrowers”, and, together with the Parent, each, a “Borrower” and, collectively, the “Borrowers”) as the Borrowers, LZB FINANCE, INC., a Michigan corporation, LA-Z-BOY LOGISTICS, INC., a Michigan corporation, and LZB RETAIL, INC., a Michigan corporation (each, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), as Subsidiary Guarantors, the lenders identified on the signature pages hereof, as Lenders (the “Lenders”), and WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, in its capacity as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, Parent, the Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders, and the Administrative Agent, are parties to that certain Second Amended and Restated Credit Agreement, dated as of December 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, (a) Borrowers have requested that the Administrative Agent and Lenders make certain amendments to the Credit Agreement and (b) each Credit Party desires to expressly ratify and confirm each Loan Document, including the Credit Agreement as amended hereby, executed by such Credit Party and the rights granted thereby in favor of the Administrative Agent.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms. Capitalized terms used herein (including the preamble and recitals hereof) and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.Amendments to the Credit Agreement.

(a)Section 1.1 of the Credit Agreement is hereby amended and modified by adding the following definitions, in the appropriate alphabetical order:

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Covered Entity” means any of the following:

(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 15.33 of this Agreement.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 15.33 of this Agreement.

“Supported QFC” has the meaning specified therefor in Section 15.33 of this Agreement.

“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 15.33 of this Agreement.

(b)Article 15 of the Credit Agreement is hereby amended and modified by adding the following section directly after Section 15.32 of the Credit Agreement:

SECTION 15.33    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of North Carolina and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
3.Reaffirmation and Ratification. The undersigned Credit Parties each hereby (a) represents and warrants to the Administrative Agent and Lenders that the execution, delivery, and performance of this Amendment (i) are within its powers, (ii) have been duly authorized by all necessary action, and (iii) do not and will not, by the passage of time, the giving of notice or otherwise, (w) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any of their Subsidiaries, (x) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any of their Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (y) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (z) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment; (b) acknowledges and reaffirms its obligations owing to the Lender Group and the Bank Product Providers under any Loan Document to which it is a party; (c) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect; (d) (i) reaffirms, acknowledges, agrees and confirms that it has granted to the Administrative Agent a perfected security interest in the Collateral pursuant to the Loan Documents in order to secure all of its present and future Debt to the Lender Group and the Bank Product Providers and ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Credit Agreement, the Security Agreement or any other Loan Document to the Administrative Agent, on behalf and for the benefit of each member of the Lender Group and each Bank Product Provider, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, after giving effect to this Amendment); and (e) represents and warrants that it has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of such Loan Documents, has read such Loan Documents in full and final form, and has been advised by its counsel of its rights and obligations hereunder and thereunder. Without limiting the generality of the foregoing, each of the undersigned hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, the Security Agreement and the other Loan Documents to which it is a party effective as of the date hereof and as amended by this Amendment. All Obligations are unconditionally owing by the undersigned Credit Parties to the Lender Group and the Bank Product Providers, without offset, defense (other than defense of payment), withholding, counterclaim or deduction of any kind, nature or description whatsoever.

4.Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Amendment Effective Date”):

(a)The Administrative Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)After giving effect to this Amendment, the representations and warranties contained in this Amendment, the Credit Agreement, the Security Agreement and the other Loan Documents shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof.

(c)No Default or Event of Default shall have occurred and be continuing as of the Amendment Effective Date.

5.Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and each other member of the Lender Group as follows:

(a)It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except to the extent that the failure to so qualify or be in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) has all requisite power and authority to enter into this Amendment and the other Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

(b)This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Person that is a party thereto, will be the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(c)No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, any Subsidiary Guarantor, the Administrative Agent, any other member of the Lender Group, or any Bank Product Provider.

(d)After giving effect to this Amendment, the representations and warranties contained in this Amendment, the Credit Agreement, the Security Agreement and the other Loan Documents shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof.

(e)This Amendment has been entered into without force or duress, of the free will of each Credit Party, and the decision of each Credit Party to enter into this Amendment is a fully informed decision and such Person is aware of all legal and other ramifications of each decision.

6.GOVERNING LAW; WAIVER OF JURY TRIAL; BINDING ARBITRATION. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, WAIVER OF JURY TRIAL AND BINDING ARBITRATION PROVISION SET FORTH IN SECTION 15.4 AND SECTION 15.5 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

7.Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 15.11 of the Credit Agreement.

8.Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.Effect on Loan Documents.

(a)The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Agreement shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrowers remains in the sole and absolute discretion of the Administrative Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b)Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)This Amendment is a Loan Document.

10.Entire Amendment. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

11.Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

BORROWERS:	LA-Z-BOY INCORPORATED, a Michigan corporation

By:
Name: Greg A. Brinks
Title: Vice President and Treasurer

ENGLAND, INC., a Michigan corporation

By:
Name: Greg A. Brinks
Title: Vice President and Treasurer

LA-Z-BOY CANADA LIMITED, an Ontario corporation

By:
Name: Greg A. Brinks
Title: Vice President and Treasurer

LA-Z-BOY CASEGOODS, INC., a North Carolina corporation

By:
Name: Greg A. Brinks
Title: Vice President and Treasurer

LZB MANUFACTURING, INC., a Michigan corporation

By:
Name: Greg A. Brinks
Title: Vice President and Treasurer

[SIGNATURE PAGE TO AMENDMENT NUMBER ONE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

SUBSIDIARY GUARANTORS:	LA-Z-BOY LOGISTICS, INC., a Michigan corporation

By:
Name: Greg A. Brinks
Title: Vice President and Treasurer

LZB RETAIL, INC., a Michigan corporation

By:
Name: Greg A. Brinks
Title: Vice President and Treasurer

LZB FINANCE, INC., a Michigan corporation

By:
Name: Greg A. Brinks
Title: Vice President and Treasurer

[SIGNATURE PAGE TO AMENDMENT NUMBER ONE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]

ADMINISTRATIVE AGENT        WELLS FARGO CAPITAL FINANCE, LLC, as

AND THE LENDERS:	Administrative Agent, Joint Lead Arranger, Joint Bookrunner, Swingline Lender, and a Lender

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Issuing Lender and a Lender

By:	____________________________
Name:	____________________________
Title:	____________________________

BANK OF AMERICA, N.A., as Documentation Agent, Joint Lead Arranger, Joint Bookrunner, and a Lender

By:	____________________________
Name:	____________________________
Title:	____________________________

JPMORGAN CHASE BANK, N.A., as Syndication Agent, Joint Lead Arranger, Joint Bookrunner, and a Lender

By:	____________________________
Name:	____________________________
Title:	____________________________

COMERICA BANK, as a Lender

By:	____________________________
Name:	____________________________
Title:	____________________________

[SIGNATURE PAGE TO AMENDMENT NUMBER ONE TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT]